   As filed with the Securities and Exchange Commission on September 9, 1998.
                                                        Registration No. 333-
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                         ------------------------------

                                HARTE-HANKS, INC.
                                -----------------
             (Exact name of registrant as specified in its charter)

          DELAWARE                                             74-1677284
          --------                                             ----------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

                             200 CONCORD PLAZA DRIVE
                                    SUITE 800
                            SAN ANTONIO, TEXAS 78216
                                 (210) 829-9000

               (Address, including zip code, and telephone number,
                 including area code, of Registrant's principal
                               executive offices)
                         ------------------------------

                        HARTE-HANKS COMMUNICATIONS, INC.
                            1998 DIRECTOR STOCK PLAN

                              (Full title of Plan)
                         ------------------------------

          DONALD R. CREWS                            COPY TO: JILL B. LOUIS
     SENIOR VICE PRESIDENT, LEGAL                     HUGHES & LUCE, L.L.P.
       200 CONCORD PLAZA DRIVE                    1717 MAIN STREET, SUITE 2800
              SUITE 800                                DALLAS, TEXAS  75201
       SAN ANTONIO, TEXAS  78216                         (214) 939-5500
           (210) 829-9000
(Name, address, and telephone number,
including area code, of agent for service)

                         ------------------------------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
       TITLE OF EACH CLASS              AMOUNT          PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
          OF SECURITIES                  TO BE           OFFERING PRICE          AGGREGATE          REGISTRATION
        TO BE REGISTERED             REGISTERED(1)        PER SHARE(2)       OFFERING PRICE(2)           FEE
----------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value            200,000             $22.25            $4,450,000.00          $1,312.75
----------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered such additional shares of Common Stock as may become issuable pursuant to the antidilution provisions of the Plans.

(2) Estimated solely for the purpose of calculating the registration fee for 200,000 shares under the Harte-Hanks Communications, Inc. 1998 Director Stock Plan on the basis of the average of the high and low prices reported for a share of Harte-Hanks, Inc. Common Stock on September 3, 1998, as reported by the New York Stock Exchange, all in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.

                         ------------------------------

                                      Page 1 of 9 Sequentially Numbered Pages.
                                          The Index to Exhibits is on page 7.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION.

         Not required to be filed with this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be filed with this Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in this Registration Statement, except to the extent that any statement or information therein is modified or superseded by a statement or information contained in any other subsequently filed document incorporated herein by reference. Any statement so modified will not be deemed a part of this Registration Statement, except as so modified, and any statement so superseded will not be deemed part of this Registration Statement.

         (a) Annual Report of the Registrant on Form 10-K for the fiscal year ended December 31, 1997, which contains audited financial statements of the Registrant for the Registrant's last completed fiscal year for which such statements have been filed ("1997 10-K").

         (b) All reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the 1997 10-K.

         (c) The description of the Company's Common Stock contained in the Registrant's Form 8-A Registration Statement, filed with the Commission on October 7, 1993, and including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         A member of the firm of Hughes & Luce, L.L.P., which has passed on the validity of the shares of Common Stock registered hereunder, serves as co-trustee of trusts owning, in the aggregate, 3,750,006 shares of Common Stock. Such member has no pecuniary interest in the trusts.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Amended and Restated Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or any of its stockholders for monetary damages arising from the director's breach of the duty of care as a director, with certain limited exceptions.

         Pursuant to the provisions of Section 145 of the Delaware General Corporation Law, every Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

         To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of the actions referred to therein, such person is entitled, pursuant to Section 145, to indemnification as described above.

         The Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification to officers and directors of the Company to the fullest extent permitted by the Delaware General Corporation Law.

         The Company maintains a policy of liability insurance to insure its officers and directors against losses resulting from certain wrongful acts committed by them in their capacity as officers and directors of the Company.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The Exhibits to this Registration Statement are listed in the Index to Exhibits on page II-7 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)  To include any prospectus required by
                  Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in
Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on September 4, 1998.

                                      HARTE-HANKS, INC.



                                      By:  Larry Franklin
                                          ----------------------------------
                                          Larry Franklin,
                                          President and Chief Executive Officer



                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Larry Franklin and Donald R. Crews, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, and any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                       Date
              ---------                                       ----
    Larry Franklin                                       September 4, 1998
-----------------------------------
Larry Franklin
Director, President and
Chief Executive Officer


    Dr. Peter T. Flawn                                   September 4, 1998
-----------------------------------
Dr. Peter T. Flawn
Director


    David L. Copeland                                    September 4, 1998
-----------------------------------
David L. Copeland
Director


    Christopher M. Harte                                 September 4, 1998
-----------------------------------
Christopher M. Harte
Director


    Houston H. Harte                                     September 4, 1998
-----------------------------------
Houston H. Harte
Director (Chairman)


    Richard M. Hochhauser                                September 4, 1998
-----------------------------------
Richard M. Hochhauser
Director


    James L. Johnson                                     September 4, 1998
-----------------------------------
James L. Johnson
Director


    Jacques D. Kerrest                                   September 4, 1998
-----------------------------------
Jacques D. Kerrest
Senior Vice President, Finance and
Chief Financial Officer (Principal
Financial and Accounting Officer)

                                INDEX TO EXHIBITS


                                                                                                     Sequentially
    Exhibit                                                                                            Numbered
     Number                 Exhibit                                                                      Page
     ------                 -------                                                                  ------------
      4.1          Amended and Restated Certificate of Incorporation (filed as
                   Exhibit 3(e) to Registrant's Quarterly Report on Form 10-Q
                   for the period ended 6/30/98 and incorporated herein by
                   reference)

      4.2          Amended and Restated Bylaws (filed as Exhibit 3(b) to the Registrant's                 --
                   Registration Statement on Form S-2, Registration No. 33-69202, and
                   incorporated herein by reference)

      4.3          Harte-Hanks 1998 Director Stock Plan (filed as Exhibit 10(h) to
                   Registrant's Quarterly Report on Form 10-Q for the period ended 6/30/98 and incorporated herein by reference)

       *5          Opinion of Hughes & Luce, L.L.P.                                                    705.01

     *23.1         Consent of Hughes & Luce, L.L.P. (contained in Exhibit 5).                             --

     *23.2         Consent of KPMG Peat Marwick LLP.                                                   723.02

       24          Power of Attorney is found on page II-5 hereof.                                        --

---------------------
*        Filed herewith